UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

UNIVERSAL BIOSENSORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-52607	98-0424072
(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue, Rowville, 3178, Victoria Australia

(Address of Principal Executive Offices) (Zip Code)

Telephone: +61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2015, Universal Biosensors, Inc. (“UBI”) and its wholly owned subsidiary, Universal Biosensors Pty Ltd (“Borrower”) entered into an amendment to the credit agreement dated December 19, 2013 (the “Credit Agreement”) with Athyrium Opportunities Fund (A) LP (“Athyrium A”), as administrative agent (the “Administrative Agent”) and as a lender, and Athyrium Opportunities Fund (B) LP (“Athyrium B”) as a lender (Athyrium A and Athyrium B together with any other lenders party thereto from time to time, the “Lenders”) (the “Amendment”).

Pursuant to and subject to the terms of the Amendment and the Credit Agreement, the Lenders have agreed to extend the term during which the further two tranches each of US$5,000,000 (the “Delayed Draw Loans”) may be drawn by the Borrower. The expiry date for draw down of the Delayed Draw Loans has been extended by six months; the Borrower may draw the Delayed Draw Loans within 30 days of any fiscal quarter ending on or before July 31, 2015 in which the Borrower satisfies certain conditions set forth in the Credit Agreement, including achieving specified quarterly service fee revenues from the sale of the OneTouch Verio blood glucose strips and coagulation manufacturing revenues.

In consideration of granting an extension to the Delayed Draw Loans, the Borrower will pay a non-refundable fee of $200,000 to the Lenders. The commitment fee based on any available unused borrowing commitment under the Credit Agreement (being the Delayed Draw Loans) also remains payable until July 31, 2015. The Borrower has also agreed to pay certain reasonable out-of-pocket expenses incurred by Athyrium in connection with the Amendment.

As previously disclosed, the Borrower can make voluntary repayments, and must make mandatory prepayments, in certain prescribed circumstances and only at certain times, all as set forth in the Credit Agreement. Pursuant to the Amendment, in the event of any prepayment (1) on or prior to the second anniversary of the Closing Date with respect to any obligations under the Credit Agreement other than the Delayed Draw Loans, or (2) on or prior to June 19, 2016 with the respect to the Delayed Draw Loans, Borrower must also pay a prepayment premium of 20% of the principal of such prepayment due and payable on the applicable date. In addition, pursuant to the Amendment, in the event of any prepayment (1) after the second anniversary of the Closing Date with respect to any obligations under the Credit Agreement other than the Delayed Draw Loans, or (2) after June 19, 2016 with the respect to the Delayed Draw Loans, the Borrower must pay a prepayment premium commencing at 15% of the principal of such prepayment due and payable on the applicable date and reducing pro-rata on a monthly basis until the Maturity Date (as defined below).

Unless the facility is otherwise terminated earlier pursuant to the terms of the Credit Agreement, the Borrower is required to repay the outstanding principal amount of the loans drawn down, together with all accrued and unpaid interest thereon and all other obligations on December 19, 2018 (the “Maturity Date”).

Other than the variations agreed under the Amendment, the parties agreed that the Credit Agreement and all other loan documents shall continue in full force and effect on all existing terms and conditions.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment itself, which is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the description of the Credit Agreement, Third Amendment to the Amended and Restated Master Services and Supply Agreement and Common Stock Purchase Warrants in the Current Report on Form 8-K filed with the SEC on December 20, 2013 and the copies thereof filed with that Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, which descriptions and exhibits are hereby incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

UBI issued a press release on February 2, 2015 announcing the Amendment. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment dated January 30, 2015 to Credit Agreement by and among Athyrium Opportunities Fund (A) LP as Administrative Agent and a Lender, Universal Biosensors Pty Ltd as borrower, Universal Biosensors, Inc. as a Guarantor, and the other Lenders and Guarantors as party thereto from time to time

99.1	Press Release of Universal Biosensors, Inc. dated February 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2015

UNIVERSAL BIOSENSORS, INC.

By:	/s/ Paul Wright
Name: Paul Wright Title: Principal Executive Officer